Exhibit 5.1

Hogan Lovells Cadwalader US LLP 1735 Market Street, Floor 23 Philadelphia, PA 19103 T: +1 267 675 4600 F: +1 267 675 4601 www.hlc.com

August 5, 2026

Board of Directors

EyePoint, Inc.

480 Pleasant Street

Watertown, MA 02472

Ladies and Gentlemen:

We are acting as counsel to EyePoint, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S‑8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering of an aggregate of 6,315,800 shares of common stock, par value $0.001 per share (“Common Stock”) of the Company (the “Shares”), consisting of (a) 4,900,000 shares of Common Stock issuable pursuant to the EyePoint, Inc. 2023 Long-Term Incentive Plan, as amended (the “Plan”), and (b) 1,415,800 shares of Common Stock issuable pursuant to nonqualified stock option awards granted to employees of the Company to induce each such employee to accept employment with the Company (the “Inducement Awards”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S‑K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan or the Inducement Awards, as applicable, and (iii) receipt by the Company of the consideration for the Shares specified in (x) the resolutions of the Board of Directors, or a duly authorized committee

Hogan Lovells Cadwalader US LLP is a limited liability partnership registered in the state of Delaware. “Hogan Lovells Cadwalader” is an international legal practice that includes Hogan Lovells Cadwalader International LLP and Hogan Lovells Cadwalader US LLP, with offices in: Alicante Amsterdam Baltimore Beijing Berlin Birmingham Boston Brussels Charlotte Colorado Springs Denver Dubai Dublin Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Munich New York Northern Virginia Paris Philadelphia Riyadh Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Tokyo Washington, D.C. Associated Offices: Jakarta Shanghai FTZ. Business Services Centers: Johannesburg Louisville. For more information see www.hlc.com.

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EyePoint, Inc. - 2 - August 5, 2026

thereof, and (y) the Plan and (z) the applicable award agreements, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS CADWALADER US LLP

HOGAN LOVELLS CADWALADER US LLP